Exhibit 99.1

FOR IMMEDIATE RELEASE

August 18, 2020

SmartStop Self Storage REIT, Inc. Reports 2020 Second Quarter Results and Highlights

LADERA RANCH, CA – August 18, 2020 – SmartStop Self Storage REIT, Inc. (“SmartStop”),  a self-managed and fully-integrated self storage company with approximately $1.6 billion of self storage assets under management, announced its overall results for the three and six months ended June 30, 2020.

“While there is no doubt that COVID-19 had an impact on all businesses, self storage has remained relatively stable in the midst of this pandemic,” said H. Michael Schwartz, Executive Chairman of SmartStop. “It speaks to the power of the SmartStop® platform and the investments made in technology over the years that we were able to continue to grow occupancy and revenues during the second quarter. Additionally, the transformation of SmartStop Self Storage REIT into a self-managed company last year is continuing to bear fruit in the form of FFO, as adjusted growth, despite macroeconomic headwinds.”

Second Quarter 2020 Highlights:

•	Increased total self storage-related revenues by approximately $0.2 million, or 0.9%, when compared to the same period in 2019.
•	FFO, as adjusted, increased by approximately $0.7 million, or 131%, when compared to the same period in 2019.
•	Decreased same-store revenues by 0.3% compared to the same period in 2019, primarily due to the impact of the COVID-19 pandemic.
•	Increased same-store NOI by 7.2% compared to the same period in 2019, primarily attributable to cost savings associated with the Self Administration Transaction which closed on June 28, 2019.
•	Increased same-store average physical occupancy by 20 basis points to 89.7% for the three months ended June 30, 2020, compared to 89.5% during the same period in 2019.
•

Same-store annualized revenue per occupied square foot was approximately $15.30 for the second quarter of 2020, which represented a decrease of approximately 0.7% when compared to the same period in 2019.

•	Generated Managed REIT Platform revenue of approximately $1.9 million for the second quarter of 2020.

Six Months Ended June 30, 2020 Highlights:

•	Increased total self storage-related revenues by approximately $3.1 million, or 6.2%, when compared to the same period in 2019.
•	FFO, as adjusted, increased by approximately $0.9 million, or 48%, when compared to the same period in 2019.
•	Increased same-store revenues by 1.7% compared to the same period in 2019.
•	Increased same-store NOI by 8.5% compared to the same period in 2019, primarily attributable to cost savings associated with the Self Administration Transaction on June 28, 2019.
•	Increased same-store average physical occupancy by 60 basis points to 89.1% for the six months ended June 30, 2020, compared to 88.5% during the same period in 2019.
•

Same-store annualized revenue per occupied square foot was approximately $15.86 for the six months ended June 30, 2020, which represented an increase of approximately 0.8% when compared to the same period in 2019.

•	Generated Managed REIT Platform revenue of approximately $3.6 million for the six months ended June 30, 2020.

“We are incredibly proud of and grateful for our SmartStop team members, who have worked so diligently through the current environment,” said Michael McClure, Chief Executive Officer of SmartStop. “It’s because of them that we’ve been able to keep stores open, service our customers, and continue to grow through the second quarter. We believe we are better positioned as an organization for the future because of our focus on our people, our technology, our customers, and our portfolio.”

COVID-19 Pandemic Update

The spread of the COVID-19 pandemic has affected self storage operations and SmartStop’s second quarter results. Operationally, SmartStop has instituted the use of masks, plastic dividers, additional cleaning measures and social distancing at all of its self storage facilities, as well as instituted remote working measures at SmartStop’s corporate headquarters and call center.

Below is a summary of various business metrics and indicators affected by the COVID-19 pandemic which had an impact on second quarter results:

•	No rate increases for existing customers during second quarter 2020;
•	A reduction in late fees during second quarter 2020, which amounted to a reduction of approximately 35% on a same-store basis as compared to second quarter 2019;
•

Same-store move-ins declined approximately 5% during the second quarter 2020 as compared to second quarter 2019, after declining approximately 22% on a same-store basis for the month of April 2020 vs. April 2019;

•	Same-store move-outs declined approximately 12% for the second quarter 2020 as compared to second quarter 2019;
•	Same-store asking rates for new customers declined during the second quarter 2020 as compared to second quarter 2019;
•	Rents billed and collected within the same month, were effectively unchanged on a year-over-year basis at approximately 96% during the second quarter 2020.

Acquisition and Development Activity

On June 16, 2020, SmartStop announced the opening of its 12th wholly-owned location in the Greater Toronto Area. The property, which is located in the North York community, offers 840 units of drive up and climate-controlled units with 85,000 rentable square feet.

On July 21, 2020, SmartStop purchased an undeveloped parcel of land adjacent to its existing Riverview, Florida self storage facility for $800,000, plus closing costs. SmartStop intends on expanding the existing self storage facility by adding approximately 170 units and 25,000 rentable square feet, which is expected to be completed in the second or third quarter of 2021.

Recent Valuation and NAV Calculation

On April 20, 2020 SmartStop’s board of directors approved an updated Net Asset Value per share (“NAV”) of $10.40, as calculated on December 31, 2019. The updated NAV represented a decrease of approximately 2.4% from the previously approved value as of March 31, 2019 of $10.66. The NAV calculation was performed with the valuation services of Robert A. Stanger and Co., Inc., and was in alignment with the Investment Program Association’s (“IPA”) April 2013 guidelines for the valuations of publicly registered non-traded REITs.

Declared Distributions

On July 22, 2020, SmartStop’s board of directors declared a distribution rate for August 2020 of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders the following month.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Real estate facilities:
Land	$330,552,878	$332,350,688
Buildings	790,712,015	780,969,455
Site improvements	62,655,552	60,505,225
	1,183,920,445	1,173,825,368
Accumulated depreciation	(98,435,981)	(83,692,491)
	1,085,484,464	1,090,132,877
Construction in process	932,368	12,237,722
Real estate facilities, net	1,086,416,832	1,102,370,599
Cash and cash equivalents	49,952,383	62,279,757
Restricted cash	8,102,770	6,291,366
Investments in and advances to Managed REITs	1,615,664	6,072,399
Other assets, net	7,170,160	6,318,037
Intangible assets, net	14,760,842	30,040,426
Trademarks	16,264,706	19,688,167
Goodwill	53,643,331	78,372,980
Total assets	$1,237,926,688	$1,311,433,731
LIABILITIES AND EQUITY
Debt, net	$710,116,684	$712,733,002
Accounts payable and accrued liabilities	23,260,173	18,576,230
Due to affiliates	984,467	1,624,474
Distributions payable	5,868,759	5,159,105
Contingent earnout	24,400,000	31,100,000
Deferred tax liabilities	3,586,458	6,609,571
Total liabilities	768,216,541	775,802,382
Commitments and contingencies
Redeemable common stock	51,374,754	43,391,362
Preferred Stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 150,000 shares issued and outstanding at June 30, 2020 and December 31, 2019, with aggregate liquidation preferences of $152,383,940, and $151,665,753 at June 30, 2020 and December 31, 2019, respectively	146,379,708	146,426,164
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 52,118,882 and 51,435,124 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	52,119	51,435
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,801,216 and 7,699,893 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	7,801	7,700
Additional paid-in capital	491,870,566	491,433,240
Distributions	(146,094,279)	(128,642,787)
Accumulated deficit	(130,655,858)	(87,090,486)
Accumulated other comprehensive loss	(6,096,431)	(1,955,335)
Total SmartStop Self Storage REIT, Inc. equity	209,083,918	273,803,767
Noncontrolling interests in our Operating Partnership	62,849,967	71,988,256
Other noncontrolling interests	21,800	21,800
Total noncontrolling interests	62,871,767	72,010,056
Total equity	271,955,685	345,813,823
Total liabilities and equity	$1,237,926,688	$1,311,433,731

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Self storage rental revenue	$24,946,793	$25,154,971	$50,514,812	$48,386,620
Ancillary operating revenue	1,183,418	749,375	2,336,261	1,401,051
Managed REIT Platform revenue	1,852,893	29,062	3,636,680	29,062
Reimbursable costs from Managed REITs	1,486,441	47,109	3,279,915	47,109
Total revenues	29,469,545	25,980,517	59,767,668	49,863,842
Operating expenses:
Property operating expenses	9,195,043	8,775,557	18,870,069	16,974,602
Property operating expenses – affiliates	—	3,380,954	—	6,605,670
Managed REIT Platform expenses	1,008,014	10,569	2,182,823	10,569
Reimbursable costs from Managed REITs	1,486,441	47,109	3,279,915	47,109
General and administrative	4,149,713	1,826,886	7,817,660	3,481,070
Depreciation	7,842,443	7,420,510	15,559,114	14,288,918
Intangible amortization expense	3,218,152	2,354,332	6,887,783	4,081,308
Self administration transaction expenses	—	1,350,188	—	1,488,271
Acquisition expenses – affiliates	—	45,119	—	84,061
Other acquisition expenses	97,221	387	125,326	84,236
Contingent earnout adjustment	500,000	—	(6,700,000)	—
Impairment of goodwill and intangible assets	—	—	36,465,732	—
Impairment of investments in Managed REITs	—	—	4,376,879	—
Total operating expenses	27,497,027	25,211,611	88,865,301	47,145,814
Operating income (loss)	1,972,518	768,906	(29,097,633)	2,718,028
Other income (expense):
Interest expense	(8,284,429)	(9,762,302)	(16,623,732)	(18,323,804)
Interest expense – accretion of fair market value of secured debt	32,892	33,191	65,549	65,659
Interest expense – debt issuance costs	(936,278)	(1,073,725)	(1,879,761)	(1,915,258)
Net loss on extinguishment of debt	—	—	—	(1,487,867)
Gain resulting from acquisition of unconsolidated affiliates	—	8,017,353	—	8,017,353
Other	152,456	(267,395)	2,729,155	(306,401)
Net loss	(7,062,841)	(2,283,972)	(44,806,422)	(11,232,290)
Net loss attributable to the noncontrolling interests in our Operating Partnership	933,443	71,527	5,965,095	128,286
Less: Distributions to preferred stockholders	(2,362,023)	—	(4,724,045)	—
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(8,491,421)	$(2,212,445)	$(43,565,372)	$(11,104,004)
Net loss per Class A share – basic and diluted	$(0.14)	$(0.04)	$(0.74)	$(0.19)
Net loss per Class T share – basic and diluted	$(0.14)	$(0.04)	$(0.74)	$(0.19)
Weighted average Class A shares outstanding – basic and diluted	51,622,509	50,679,825	51,469,807	50,603,703
Weighted average Class T shares outstanding – basic and diluted	7,776,128	7,581,180	7,764,393	7,563,544

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net loss (attributable to common stockholders)	$(8,491,421)	$(2,212,445)	$(43,565,372)	$(11,104,004)
Add:
Depreciation of real estate	7,705,792	7,325,953	15,293,130	14,125,014
Amortization of real estate related intangible assets	2,170,465	2,286,161	4,343,030	4,013,137
Deduct:
Gain resulting from acquisition of unconsolidated affiliates(1)	—	(8,017,353)	—	(8,017,353)
Adjustment for noncontrolling interests	(1,305,577)	(54,817)	(2,603,208)	(106,875)
FFO (attributable to common stockholders)	79,259	(672,501)	(26,532,420)	(1,090,081)
Other Adjustments:
Intangible amortization expense - contracts(1)	1,047,687	—	2,544,753	—
Self administration transaction expenses(2)	—	1,350,188	—	1,488,271
Acquisition expenses(3)	97,221	45,506	125,326	168,297
Contingent earnout adjustment(4)	500,000	—	(6,700,000)	—
Impairment of goodwill and intangible assets(8)	—	—	36,465,732	—
Impairment of investments in Managed REITs(8)	—	—	4,376,879	—
Accretion of fair market value of secured debt(5)	(32,892)	(33,191)	(65,549)	(65,659)
Net loss on extinguishment of debt(6)	—	—	—	1,487,867
Foreign currency and interest rate derivative (gains) losses, net(7)	(57,676)	(169,666)	109,843	(78,783)
Adjustment of deferred tax liabilities(1)	(276,216)	(13,214)	(3,023,113)	(13,214)
Adjustment for noncontrolling interests	(168,680)	6,362	(4,488,613)	(929)
FFO, as adjusted (attributable to common stockholders)	$1,188,703	$513,484	$2,812,838	$1,895,769

(1)

These items represent the amortization, accretion, or adjustment of assets or liabilities acquired in the Self Administration Transaction. As these item are adjustments related to acquisitions, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2)

Self administration transaction expenses consist primarily of legal fees, as well as fees for other professionals and financial advisors incurred in connection with the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of operating performance.

(3)

In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(4)

The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop’s decision-making process and excluding this provides investors a view of SmartStop’s continuing operating portfolio performance over time.

(5)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop’s normal operations. SmartStop is responsible for managing interest rate risk and they do not rely on another party to manage such risk.

(6)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.  SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of operating performance.

(7)

This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop’s foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of the Company’s ongoing performance and may reflect unrealized impacts on the Company’s operating performance. Such amounts are recorded in “Other” within the consolidated statements of operations.

(8)

The impairment charges relate to SmartStop’s goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of their operating performance and provides for a means of determining a comparable sustainable operating performance metric

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SmartStop’s operating results:

•

Interest expense - debt issuance costs of approximately $0.9 million and $1.1 million, respectively, were recognized for the three months ended June 30, 2020 and 2019. Interest expense - debt issuance costs of approximately $1.9 million and $1.9 million, respectively, were recognized for the six months ended June 30, 2020 and 2019.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since April 1, 2019, excluding 10 lease-up properties SmartStop owned as of April 1, 2019) for the three months ended June 30, 2020 and 2019. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Revenue (1)	$24,566,919	$24,633,588	(0.3)%	$1,563,292	$1,270,758	N/M	$26,130,211	$25,904,346	0.9%
Property operating expenses (2)	8,206,420	9,376,349	(12.5)%	988,623	921,474	N/M	9,195,043	10,297,823	(10.7)%
Property operating income	$16,360,499	$15,257,239	7.2%	$574,669	$349,284	N/M	$16,935,168	$15,606,523	8.5%
Number of facilities	102	102		10	10		112	112
Rentable square feet (3)	7,509,300	7,509,300		728,300	715,000		8,237,600	8,224,300
Average physical occupancy (4)	89.7%	89.5%		N/M	N/M		88.1%	86.4%
Annualized revenue per occupied square foot (5)	$15.30	$15.41		N/M	N/M		$15.05	$15.31

N/M - Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable. Same-store property operating expenses for the three months ended June 30, 2020 also include COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to field personnel, totaling approximately $0.1 million.

(3)

Of the total rentable square feet, parking represented approximately 678,000 square feet and 695,000 square feet as of June 30, 2020 and 2019, respectively. On a same-store basis, for the same periods, parking represented approximately 678,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue decreased by approximately $0.1 million for the three months ended June 30, 2020 compared to the three months ended June 30, 2019 primarily due to the impact of the COVID-19 pandemic and the resulting reduction in late fees, pausing existing customer rate increases and lower rental rates to incoming customers. This was partially offset by an increase in revenues attributable to incremental Tenant Program revenues as a result of the Self Administration Transaction.

SmartStop’s same-store property operating expenses decreased by approximately $1.2 million for the three months ended June 30, 2020 compared to the three months ended June 30, 2019 primarily due to the elimination of property management fees effective June 28, 2019, partially offset by an increase in compensation expense as a result of the Self Administration Transaction, increased advertising expenses, and COVID-19 related costs

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Three Months Ended June 30,
	2020	2019
Net loss	$(7,062,841)	$(2,283,972)
Adjusted to exclude:
Managed REIT Platform revenue	(1,852,893)	(29,062)
Asset management fees (1)	—	1,858,688
Managed REIT Platform expenses	1,008,014	10,569
General and administrative	4,149,713	1,826,886
Depreciation	7,842,443	7,420,510
Intangible amortization expense	3,218,152	2,354,332
Self administration transaction expenses	—	1,350,188
Acquisition expenses – affiliates	—	45,119
Other acquisition expenses	97,221	387
Contingent earnout adjustment	500,000	—
Interest expense	8,284,429	9,762,302
Interest expense—accretion of fair market value of secured debt	(32,892)	(33,191)
Interest expense—debt issuance costs	936,278	1,073,725
Gain resulting from acquisition of unconsolidated affiliates	—	(8,017,353)
Other	(152,456)	267,395
Total property operating income	$16,935,168	$15,606,523

(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2019) for the six months ended June 30, 2020 and 2019. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Revenue (1)	$40,563,376	$39,901,582	1.7%	$12,287,697	$9,886,089	N/M	$52,851,073	$49,787,671	6.2%
Property operating expenses (2)	13,478,619	14,944,126	(9.8)%	5,391,450	5,013,587	N/M	18,870,069	19,957,713	(5.4)%
Property operating income	$27,084,757	$24,957,456	8.5%	$6,896,247	$4,872,502	N/M	$33,981,004	$29,829,958	13.9%
Number of facilities	83	83		29	29		112	112
Rentable square feet (3)	6,029,600	6,029,600		2,208,000	2,194,700		8,237,600	8,224,300
Average physical occupancy (4)	89.1%	88.5%		N/M	N/M		87.4%	85.6%
Annualized revenue per occupied square foot (5)	$15.86	$15.74		N/M	N/M		$15.35	$15.31

N/M Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable. Property operating expenses for the six months ended June 30, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to store and field personnel, totaling approximately $0.5 million. On a same-store basis, COVID-19 related costs represented approximately $0.4 million of the total property operating expenses for the six months ended June 30, 2020.

(3)

Of the total rentable square feet, parking represented approximately 678,000 square feet and 695,000 square feet as of June 30, 2020 and 2019, respectively. On a same-store basis, for the same periods, parking represented approximately 547,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $0.7 million for the six months ended June 30, 2020 compared to the six months ended June 30, 2019 primarily due to higher occupancy and higher annualized revenue per occupied square foot, combined with an increase in revenues attributable to incremental Tenant Program revenues as a result of the Self Administration Transaction. Revenue growth was negatively impacted by the COVID-19 pandemic and the resulting waived late fees, pausing of existing customer rate increases and lower rental rates to incoming customers.

SmartStop’s same-store property operating expenses decreased by approximately $1.5 million for the six months ended June 30, 2020 compared to the six months ended June 30, 2019 primarily due to the elimination of property management fees effective June 28, 2019, partially offset by an increase in compensation expense as a result of the Self Administration Transaction, increased advertising expenses, and COVID-19 related costs.

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Six Months Ended June,
	2020	2019
Net loss	$(44,806,422)	$(11,232,290)
Adjusted to exclude:
Managed REIT Platform revenue	(3,636,680)	(29,062)
Asset management fees (1)	—	3,622,559
Managed REIT Platform expenses	2,182,823	10,569
General and administrative	7,817,660	3,481,070
Depreciation	15,559,114	14,288,918
Intangible amortization expense	6,887,783	4,081,308
Self administration transaction expenses	—	1,488,271
Acquisition expenses—affiliates	—	84,061
Other property acquisition expenses	125,326	84,236
Contingent earnout adjustment	(6,700,000)	—
Impairment of goodwill and intangible assets	36,465,732	—
Impairment of investments in Managed REITs	4,376,879	—
Interest expense	16,623,732	18,323,804
Interest expense—accretion of fair market value of secured debt	(65,549)	(65,659)
Interest expense—debt issuance costs	1,879,761	1,915,258
Net loss on extinguishment of debt	—	1,487,867
Gain resulting from acquisition of unconsolidated affiliates	—	(8,017,353)
Other	(2,729,155)	306,401
Total property operating income	$33,981,004	$29,829,958
(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related intangible amortization, acquisition related costs, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature.  FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 380 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs, including Strategic Storage Trust IV, Inc., a public non-traded REIT, and other private programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.6 billion of real estate assets under management, including an owned and managed portfolio of 144 properties in 19 states and Toronto, Canada and comprising approximately 96,000 units and 10.9 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SSGT merger, self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SSGT merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.